UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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United Natural Foods, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UNITED NATURAL FOODS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 8, 2005

Dear Stockholder:

You are hereby cordially invited to attend the 2005 Annual Meeting of Stockholders of United Natural Foods, Inc., which will be held on Thursday, December 8, 2005 at 11:00 a.m. (local time) at the Providence Marriott Downtown at 1 Orms Street, Providence, Rhode Island 02904, and any adjournments or postponements of the annual meeting. For your convenience, we are offering a live webcast of the annual meeting at the Investor Relations section of our website at www.unfi.com.

We are holding the annual meeting for the following purposes:

1.                To elect two members to our Board of Directors to serve as Class III directors, each for a term of three years.

2.                To approve an amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 50,000,000 shares to 100,000,000 shares.

3.                To ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending July 29, 2006.

4.                To transact such other business as may properly come before the annual meeting or any adjournments or postponements of the annual meeting.

These matters are more fully described in the attached proxy statement, which is made a part of this notice. We are not aware of any other business to be transacted at the annual meting.

Only stockholders of record on our books at the close of business on Monday, October 10, 2005 will be entitled to vote at the annual meeting and any adjournments or postponements of the annual meeting. For 10 days prior to the annual meeting, a list of stockholders entitled to vote will be available for inspection at our principal executive offices located at 260 Lake Road, Dayville, Connecticut 06241, and will also be available at the annual meeting. If you would like to view the stockholder list, please call our Investor Relations Department at (860) 779-6532 to schedule an appointment.

A copy of our 2005 Annual Report to Stockholders, which contains our consolidated financial statements for the fiscal year ended July 31, 2005, and other information of interest to stockholders, accompanies this notice and the attached proxy statement.

By Order of the Board of Directors,
Steven H. Townsend,
Chair of the Board
October 27, 2005

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE.  NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

UNITED NATURAL FOODS, INC.

260 Lake Road
Dayville, Connecticut 06241

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 8, 2005

This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors for use at the 2005 Annual Meeting of Stockholders to be held on Thursday, December 8, 2005 at 11:00 a.m. (local time) at the Providence Marriott Downtown at 1 Orms Street, Providence, Rhode Island 02904, and any adjournments or postponements of the annual meeting. The proxy is being solicited for the purposes set forth in the accompanying “Notice of Annual Meeting of Stockholders.”  We will bear the cost of soliciting the proxies.

Record Date and Share Ownership

Only stockholders of record on our books at the close of business on Monday, October 10, 2005 will be entitled to vote at the annual meeting and any adjournments or postponements of the annual meeting. As of the close of business on October 10, 2005, we had 41,422,785 shares of common stock outstanding. Each share of common stock entitles the record holder to one vote on each matter to be voted upon at the annual meeting. Copies of the Notice of Annual Meeting of Stockholders, this proxy statement, the enclosed proxy card and our Annual Report to Stockholders for the fiscal year ended July 31, 2005, will be mailed to stockholders of record on or about November 7, 2005.

We will, upon written request of any stockholder, furnish without charge a copy of our Annual Report on Form 10-K for the fiscal year ended July 31, 2005, as filed with the Securities and Exchange Commission, without exhibits. Please address all such requests to the Attention of Mark Shamber, Vice President and Corporate Controller, United Natural Foods, Inc., 260 Lake Road, Dayville, Connecticut 06241. Exhibits will be provided upon written request and payment of an appropriate processing fee.

Submitting and Revoking Your Proxy

If you complete and submit a proxy, the persons named as proxies will vote the shares represented by your proxy in accordance with your instructions. If you submit a proxy but do not complete the voting instructions, the persons named as proxies will vote the shares represented by your proxy as follows:

•  FOR the election of Michael S. Funk and James P. Heffernan as Class III directors;

•  FOR the amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 50,000,000 shares to 100,000,000 shares; and

•  FOR the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending July 29, 2006.

If other matters come before the annual meeting, the persons named as proxies will vote on such matters in accordance with their best judgment. We have not received any notice of other matters that may properly be presented at the annual meeting. You may revoke your proxy at any time prior to the start of the annual meeting by delivering written instructions to our corporate secretary at 260 Lake Road, Dayville, Connecticut 06241. Attendance at the annual meeting will not itself be deemed to revoke your proxy unless you give notice at the annual meeting that you intend to revoke your proxy and vote in person.

If you participate in our Employee Stock Ownership Plan (the “Plan”), the enclosed proxy card will serve as a voting instruction for Robert Huckins, the trustee of the Plan. If Mr. Huckins does not receive voting instructions for your shares, he will vote your shares in the same proportion as other plan participants’ shares for which voting instructions have been received. You must submit your voting instructions to Mr. Huckins by the close of business on December 5, 2005 to allow him time to receive your voting instructions. Mr. Huckins will vote unallocated shares of common stock in the plan in the same proportion as participants have directed the trustee to vote their allocated shares of common stock.

If you participate in the United Natural Foods, Inc. Company Stock Fund through our 401(k) savings plan, the enclosed proxy card will serve as a voting instruction for Fidelity Management Trust Company (“Fidelity”), the trustee of the plan. If Fidelity does not receive voting instructions for your shares, it will vote your shares in the same proportion as other plan participants’ shares for which voting instructions have been received. You must submit your voting instructions to Fidelity by the close of business on December 5, 2005 to allow it time to receive your voting instructions.

In addition to solicitations by mail, our directors, officers and employees may, without additional remuneration, solicit proxies by telephone, facsimile and personal interviews. We will request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and request instructions for voting the proxies. We will reimburse such brokerage houses and other persons for their reasonable expenses in connection with this distribution.

Votes Required

Presence in person or by proxy of a majority of the shares of common stock outstanding on the record date will be required for a quorum. Shares of common stock present in person or represented by proxy (including shares that abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the annual meeting.

The affirmative vote of the holders of a plurality of the votes cast by stockholders entitled to vote at the annual meeting is required for the election of directors. The affirmative vote of the holders of a majority of the outstanding shares of common stock is required for the approval of the amendment to our Amended and Restated Certificate of Incorporation. The affirmative vote of the holders of a majority of the outstanding shares of common stock present or represented by proxy and voting on the matter is required for the ratification of the selection of KPMG LLP as our independent registered public accounting firm for fiscal year 2006.

Shares that abstain from voting as to a particular matter, and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and “broker non-votes” will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the votes cast, although such votes will count for quorum purposes. However, in determining whether the proposal to approve the amendment to our Amended and Restated Certificate of Incorporation has received the requisite number of votes, abstentions and broker non-votes will be treated as outstanding shares and, accordingly, will have the same effect as a vote against such proposal.

Webcast of Annual Meeting

We are pleased to offer a webcast of the annual meeting. If you choose to participate in the annual meeting by means of the webcast, go to the Investor Relations section of our website at www.unfi.com shortly before the annual meeting is scheduled to begin and follow the instructions provided. The conference call dial-in number is (303) 262-2137. You will be able to participate in the annual meeting by submitting questions directly from the broadcast site. However, you will not be able to vote your shares of common stock during the webcast. If you plan to listen to the webcast, please return the enclosed proxy by

December 5, 2005 so that the persons named as proxies can vote the shares represented by your proxy in accordance with your instructions at the annual meeting.

Stock Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of shares of our common stock as of October 10, 2005 by (i) each person or entity known by us to own beneficially more than 5% of the outstanding shares of our common stock, (ii) each member of our Board of Directors, (iii) our executive officers named in the Summary Compensation Table below and (iv) all of our directors and executive officers as a group.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percentage Ownership(2)
FMR Corp.	6,019,428	14.5%
Employee Stock Ownership Trust(3)	3,060,508	7.4%
Steven H. Townsend(4)	464,782	1.1%
Daniel V. Atwood(5)	295,867	0.7%
Thomas B. Simone(6)	136,600	0.3%
Gordon D. Barker(7)	101,300	0.2%
James P. Heffernan(8)	97,300	0.2%
Richard Antonelli(9)	97,191	0.2%
Michael S. Funk(10)	83,072	0.2%
Rick D. Puckett(11)	79,853	0.2%
Joseph M. Cianciolo(12)	55,300	0.1%
Michael D. Beaudry(13)	39,807	0.1%
Gail A. Graham(14)	33,800	0.1%
Gary A. Glenn(15)	31,721	0.1%
Thomas Dziki(16)	23,865	0.1%
Mark E. Shamber(17)	14,298	*
All executive officers and directors, as a group (14 persons)(18)	1,564,372	3.8%

(1)          The address for each listed director and officer is c/o United Natural Foods, Inc., 260 Lake Road, Dayville, Connecticut 06241. The address for the Employee Stock Ownership Trust is c/o Robert G. Huckins, Trustee, 19404 Camino Del Aguila, Escondido, CA  92025. The address for FMR Corp. is 82 Devonshire Street, Boston, MA 02109.

(2)          The number of shares of common stock beneficially owned by each stockholder is determined under rules promulgated by the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after October 10, 2005 through the exercise of any stock option or other right. The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with his or her spouse) with respect to all shares of capital stock listed as owned by such person or entity.

(3)          The Employee Stock Ownership Trust (“ESOT”) disclaims beneficial ownership of the allocated shares of common stock in the Employee Stock Ownership Plan (“ESOP”) to the extent that the beneficial ownership of such shares is attributable to participants in the ESOP.

(4)          Includes 351,556 shares of common stock issuable upon the exercise of stock options, 3,380 shares of common stock held in trust by the ESOT and allocated to Mr. Townsend under the ESOP, the equivalent of 1,626 shares of common stock allocated to Mr. Townsend under the United Natural Foods, Inc. 401(k) plan’s UNFI Company Stock Fund, and 19,582 shares of common stock held by Mr. Townsend’s wife.

(5)          Includes 129,500 shares of common stock issuable upon the exercise of stock options and 47,861 shares of common stock held in trust by the ESOT and allocated to Mr. Atwood under the ESOP.

(6)          Includes 106,600 shares of common stock issuable upon the exercise of stock options and 30,000 shares held by the Thomas B. Simone and Shirley A. Simone 1990 Family Trust Agreement, as amended April 7, 1998, of which Mr. Simone and his wife are co-trustees.

(7)          Includes 101,300 shares of common stock issuable upon the exercise of stock options.

(8)          Includes 95,300 shares of common stock issuable upon the exercise of stock options.

(9)          Includes 95,000 shares of common stock issuable upon the exercise of stock options and 2,191 shares of common stock held in trust by the ESOT and allocated to Mr. Antonelli under the ESOP.

(10)   Includes 75,800 shares of common stock issuable upon the exercise of stock options.

(11)   Consists of 77,500 shares of common stock issuable upon the exercise of stock options, the equivalent of 317 shares of common stock allocated to Mr. Puckett under the United Natural Foods, Inc. 401(k) plan’s UNFI Company Stock Fund, and 836 shares of common stock held in trust by the ESOT and allocated to Mr. Puckett under the ESOP.

(12)   Includes 53,300 shares of common stock issuable upon the exercise of stock options and 2,000 shares of common stock held for the benefit of Mr. Cianciolo in an individual retirement account.

(13)   Includes 35,000 shares of common stock issuable upon the exercise of stock options, the equivalent of 2,742 shares of common stock allocated to Mr. Beaudry under the United Natural Foods, Inc. 401(k) plan’s UNFI Company Stock Fund, and 2,065 shares of common stock held in trust by the ESOT and allocated to Mr. Beaudry under the ESOP.

(14)   Consists of 33,300 shares of common stock issuable upon the exercise of stock options.

(15)   Consists of 30,000 shares of common stock issuable upon the exercise of stock options, and 1,721 shares of common stock held in trust by the ESOT and allocated to Mr. Glenn under the ESOP.

(16)   Includes 21,500 shares of common stock issuable upon the exercise of stock options, the equivalent of 312 shares of common stock allocated to Mr. Dziki under the United Natural Foods, Inc. 401(k) plan’s UNFI Company Stock Fund, and 553 shares of common stock held in trust by the ESOT and allocated to Mr. Dziki under the ESOP.

(17)   Includes 13,750 shares of common stock issuable upon the exercise of stock options, the equivalent of 246 shares of common stock allocated to Mr. Shamber under the United Natural Foods, Inc. 401(k) plan’s UNFI Company Stock Fund, and 302 shares of common stock held in trust by the ESOT and allocated to Mr. Shamber under the ESOP.

(18)   Includes 1,219,406 shares of common stock issuable upon the exercise of stock options, the equivalent of 5,242 shares of common stock allocated to executive officers under the United Natural Foods, Inc. 401(k) plan’s UNFI Company Stock Fund, and 56,717 shares of common stock held in trust by the ESOT and allocated to executive officers under the ESOP.

CORPORATE GOVERNANCE

We have closely monitored the recent developments relating to the corporate governance of public corporations, including the passage of the Sarbanes-Oxley Act of 2002 and the revised corporate governance proposals promulgated by The NASDAQ Stock Market. The Board of Directors has consulted with our legal counsel and independent registered public accounting firm to evaluate our current corporate governance and other practices in light of these developments. Our policies and practices reflect corporate governance initiatives that are compliant with the listing requirements of The NASDAQ Stock Market and the corporate governance requirements of the Sarbanes-Oxley Act of 2002, including:

•        The Board of Directors has adopted clear corporate governance policies;

•        A majority of the members of the Board of Directors are independent;

•        All members of the key board committees—the Audit Committee, the Compensation Committee and the Nominating and Governance Committee—are independent;

•        The independent members of the Board of Directors meet regularly without the presence of management;

•        We have a clear code of business conduct and corporate governance;

•        The charters of the committees of the Board of Directors clearly establish their respective roles and responsibilities;

•        The Audit Committee has procedures in place for the anonymous submission of employee complaints on accounting, internal controls or auditing matters; and

•        We have adopted a code of ethics that applies to our principal executive officers and all members of our finance department, including the principal financial officer and principal accounting officer.

We maintain a corporate governance page on our website that includes key information about our corporate governance initiatives, including the written charters of each of our Audit Committee, Compensation Committee and the Nominating and Governance Committee. The current Compensation Committee charter is attached to this proxy statement as Appendix A. The corporate governance page can be found at www.unfi.com, by clicking on “Investor Relations” and then “Corporate Governance.”

PROPOSAL 1—ELECTION OF DIRECTORS

Directors and Nominees for Director

We have a classified Board of Directors currently consisting of three Class I directors (Richard Antonelli, Joseph M. Cianciolo and Stephen H. Townsend), three Class II directors (Gordon D. Barker, Gail A. Graham and Thomas B. Simone), and two Class III directors (Michael S. Funk and James P. Heffernan). The Class I, Class II and Class III directors will serve until the annual meeting of stockholders to be held in 2006, 2007 and 2005, respectively, and until their respective successors are elected and qualified. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those whose terms are expiring.

The persons named in the enclosed proxy will vote to elect Michael S. Funk and James P. Heffernan as Class III directors, unless your proxy is marked otherwise. Messrs. Funk and Heffernan are currently Class III directors.

The Class III directors will be elected to hold office until the annual meeting of stockholders to be held in 2008 and until their successors are elected and qualified. Each nominee has indicated his willingness to serve, if elected. If any nominee should be unable to serve, the person acting under the proxy may vote the proxy for a substitute nominee. We have no reason to believe any of the nominees will be unable to serve if elected.

For each member of the Board of Directors, including the nominees for election as Class III directors, there follows information given by each concerning his principal occupation and business experience for the past five years, the names of other publicly held companies of which he serves as a director and his age and length of service as a director:

Class/Name	Age	Position
Class I:
Richard Antonelli	48	President of United Distribution and Director
Joseph M. Cianciolo(1)(2)	66	Director and Chair of the Audit Committee
Steven H. Townsend	52	Chair of the Board and Director
Class II:
Gordon D. Barker(1)(2)(3)	59	Director and Chair of the Compensation Committee
Gail A. Graham(1)(2)(3)	54	Director
Thomas B. Simone(2)(3)	63	Lead Independent Director, Vice Chair of the Board and Chair of the Nominating and Governance Committee
Class III:
Michael S. Funk	51	President, Chief Executive Officer and Director
James P. Heffernan(1)(2)(3)	59	Director

(1)          Member of the Audit Committee.

(2)          Member of the Nominating and Governance Committee.

(3)          Member of the Compensation Committee.

Richard Antonelli has served as a member of the Board of Directors since December 2003 and as President of United Distribution since October 2004. Mr. Antonelli served as President of the Western Region from January 2004 to October 2004, and as President of the Eastern Region from September 2002 to December 2003. Mr. Antonelli served as president of Fairfield Farm Kitchens, a Massachusetts-based custom food manufacturer, from August 2001 until August 2002. Mr. Antonelli served as our Director of Sales from April 1985 until July 2001.

Gordon D. Barker has served as a member of our Board of Directors since September 1999. Mr. Barker serves as the Chair of the Compensation Committee and as a member of the Audit Committee and the Nominating and Governance Committee. Mr. Barker has served as President of Barker Holdings, LLC since January 2004. Mr. Barker served as Chief Executive Officer of Snyder’s Drug Stores, Inc. from October 1999 to March 2004. Snyder’s Drug Stores, Inc. filed for Chapter 11 bankruptcy in September 2003. Snyder’s emerged from this filing in March 2004. Mr. Barker served as the principal of Barker Enterprises, an investment and consultant firm, from January 1997 until September 1999. Mr. Barker also serves on the Board of Directors of The Sports Authority, Inc. and NuMedics, Inc.

Joseph M. Cianciolo has served as a member of our Board of Directors since September 1999. Mr. Cianciolo serves as Chair of the Audit Committee and as a member of the Nominating and Governance Committee. Mr. Cianciolo served as the Managing Partner of KPMG LLP, Providence, Rhode Island Office, from June 1990 until June 1999. Mr. Cianciolo also serves on the Board of Directors of Nortek, Inc.

Michael S. Funk has served as a member of our Board of Directors since February 1996 and as our President and Chief Executive Officer since October 2005. Mr. Funk served as Chair of our Board of Directors from January 2003 to December 2003, as Vice Chair of our Board of Directors from February 1996 until December 2002, as our Chief Executive Officer from December 1999 until December 2002 and as our President from October 1996 until December 1999. Since its inception in July 1976 until April 2001, Mr. Funk served as President of Mountain People’s Warehouse, Inc., one of our wholly-owned subsidiaries. Mr. Funk is a nominee to serve as a Class III director.

Gail A. Graham has served as a member of our Board of Directors since October 2002. Ms. Graham serves as a member of the Audit Committee, the Nominating and Governance Committee and the Compensation Committee. Ms. Graham has served as the General Manager of Mississippi Market Natural Foods Cooperative, a consumer owned and controlled cooperative in St. Paul, Minnesota, since October 1999. From August 1986 until October 1999, Ms. Graham served as General Manager of Seward Co-op Grocery & Deli, a community-owned natural food store in Minneapolis, Minnesota. Ms. Graham served as Vice Chair of the Board of Directors of Blooming Prairie Cooperative Warehouse from November 1994 until October 1998 and from November 2000 until October 2002. Ms. Graham served as the Chair of the Board of Directors of Blooming Prairie Cooperative Warehouse from November 1998 until October 2000. Ms. Graham resigned from the Board of Directors of Blooming Prairie Cooperative Warehouse in October 2002, concurrent with her appointment to our Board of Directors.

James P. Heffernan has served as a member of our Board of Directors since March 2000. Mr. Heffernan serves as a member of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. Mr. Heffernan has served as a Trustee for the New York Racing Association since November 1998. Mr. Heffernan served as a member of the Board of Directors of Columbia Gas System, Inc. from January 1993 until November 2000. Mr. Heffernan is a nominee to serve as a Class III director.

Thomas B. Simone has served as Lead Independent Director since December 2003, the Vice Chair of our Board of Directors since January 2003 and as a member of our Board of Directors since October 1996. Mr. Simone served as Chair of our Board of Directors from December 1999 until December 2002. Mr. Simone is the Chair of the Nominating and Governance Committee and is a member of the

Compensation Committee. Mr. Simone has served as President and Chief Executive Officer of Simone & Associates, LLC and its predecessor company, each a healthcare and natural products investment and consulting company, since April 1994. Mr. Simone also serves on the Board of Directors of Spectrum Organic Products, Inc and nSpired Natural Foods, Inc.

Steven H. Townsend has served as Chair of our Board of Directors since December 2003 and as a member of our Board of Directors since December 2000. He served as our President from April 2001 and as our Chief Executive Officer from January 2003 until, in each case, October 2005. Mr. Townsend served as President of our Eastern Region from January 2000 until October 2002. He also served on the Board of Directors of our predecessor company, Cornucopia Natural Foods, from August 1988 until October 1996, as its Vice President of Finance and Administration from July 1983 until May 1995, and as its Chief Financial Officer from June 1995 until December 1997. Mr. Townsend was self-employed as a real estate developer from January 1998 to November 1999.

Mr. Townsend has announced his intention to resign as Chair and a member of our Board of Directors effective at the conclusion of the Annual Meeting of Stockholders on December 8, 2005. At that time, his position on the Board shall become vacant. In accordance with the Company’s By-Laws, his vacancy may be filled by vote of the majority of the Directors then in office, but there is no requirement in the By-Laws that the vacancy be filled. If a person is elected to fill such vacancy, he or she shall be elected to serve for the unexpired term of Mr. Townsend, which will end at the Company’s Annual Meeting of Stockholders in 2006. The Nominating and Governance Committee, which nominates candidates for election to the Board of Directors, has not commenced consideration of any potential nominee to fill such vacancy. As set forth under “Board and Committee Meetings,” the Nominating and Governance Committee will consider nominees recommended by stockholders in connection with such consideration.

For information relating to the shares of our common stock owned by each of our directors, see “Stock Ownership of Certain Beneficial Owners and Management” on page 5.

Board and Committee Meetings

The Board of Directors met nine times (including by telephone conference) during the fiscal year ended July 31, 2005. All directors attended at least 90% of the meetings of the Board of Directors and of the committees on which they served. All of our directors attended last year’s annual meeting either in person or by webcast. A majority of the Board of Directors, consisting of Ms. Graham and Messrs. Barker, Cianciolo, Heffernan and Simone, are “independent directors,” as defined in rules governing the listing of our common stock on The NASDAQ Stock Market. Mr. Simone currently serves as Lead Independent Director.

The Board of Directors has a Compensation Committee, which makes recommendations concerning salaries and incentive compensation for employees and consultants, and administers and recommends grants of stock options pursuant to the 2002 Stock Incentive Plan and the Amended and Restated 1996 Stock Option Plan and grants of restricted stock and other equity incentives pursuant to the 2004 Equity Incentive Plan. The Compensation Committee held seven meetings during fiscal 2005. The current members of the Compensation Committee are Ms. Graham and Messrs. Barker, Heffernan and Simone, each of whom is an independent director.

The Board of Directors has an Audit Committee, which reviews the results and scope of the audit and other services provided by our independent registered public accounting firm. The Audit Committee held seven meetings during fiscal 2005. The current members of the Audit Committee are Ms. Graham and Messrs. Barker, Cianciolo and Heffernan, each of whom is an independent director. The Board of Directors has determined that Joseph M. Cianciolo is an audit committee financial expert, as defined by the rules and regulations of the Securities and Exchange Commission.

The Board of Directors has a Nominating and Governance Committee, which, pursuant to its written charter, nominates candidates for election to the Board of Directors and develops and recommends for adoption, and thereafter periodically reviews, our corporate governance principles. The Nominating and Governance Committee’s charter is available on our website at www.unfi.com by clicking on “Investor Relations,” then “Corporate Governance” and then “Nominating and Governance Committee.” The Nominating and Governance Committee held three meetings during fiscal 2005. The current members of the Nominating and Governance Committee are Messrs. Barker, Cianciolo, Heffernan and Simone and Ms. Graham, each of whom is an independent director.

The Nominating and Governance Committee reviews the qualifications of every person recommended as a nominee to the Board of Directors to determine whether the recommended nominees will make good candidates for consideration for membership on the Board of Directors. The Nominating and Governance Committee has not established specific minimum qualifications for recommended nominees. However, as a matter of practice, the Nominating and Governance Committee does evaluate recommended nominees based on their integrity, judgment, independence, financial and business acumen, relevant experience, and their ability to represent and act on behalf of all stockholders, as well as the needs of the Board of Directors. Following this evaluation, the Nominating and Governance Committee will make recommendations for membership on the Board of Directors and review such recommendations with the Board of Directors, which will decide whether to invite the candidate to be a nominee for election to the Board of Directors.

For a stockholder to submit a candidate for consideration to the Nominating and Governance Committee, a stockholder must notify our corporate secretary. To make a recommendation for director nomination in advance of the next annual meeting, a stockholder must notify our corporate secretary not less than 60 days nor more than 90 days prior to the 2006 Annual Meeting of Stockholders, provided that in the event that less than 70 days notice or prior public disclosure of the date of the 2006 Annual Meeting of Stockholders is given or made, notice by the stockholder must be received not later than the close of business on the 10th day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first. The notice must include the information specified in our bylaws, including the following: (a) as to each proposed nominee (i) the name, age, business address and, if known, residence address of each such nominee, (ii) the principal occupation or employment of each such nominee, (iii) the number of our shares which are beneficially owned by each such nominee, and (iv) any other information concerning the nominee that must be disclosed as to nominees in proxy solicitations pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to be named as a nominee and to serve as a director if elected); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on our books, of such stockholder and (ii) the class and number of our shares which are beneficially owned by such stockholder. We may require any proposed nominee to furnish such other information as may be reasonably required by the Nominating and Governance Committee to determine the eligibility of such proposed nominee to serve as a member of the Board of Directors.

Notices should be sent to:

Secretary
United Natural Foods, Inc.
260 Lake Road, P.O. Box 999
Dayville, CT 06241-0999

Communication with the Board of Directors

Our stockholders may communicate directly with the Board of Directors. All communications should be in written form and directed to our corporate secretary at the following address:

Secretary
United Natural Foods, Inc.
260 Lake Road, P.O. Box 999
Dayville, CT 06241-0999

Communications should be enclosed in a sealed envelope that prominently indicates that it is intended for the Board of Directors. Each communication intended for the Board of Directors and received by the corporate secretary that is related to our operation and is relevant to a specific director’s service on the Board of Directors shall be forwarded to the specified party following its clearance through normal review and appropriate security procedures.

Director Compensation

Fees

Each non-employee director receives $2,200 for attendance at each meeting of the Board of Directors, $1,100 for attendance at each telephonic meeting of the Board of Directors, $1,100 for attendance at each meeting of the acquisition, compensation and nominative & governance committees of the Board of Directors and $1,700 for attendance at each meeting of the audit committee of the Board of Directors. Additionally, the chair of the compensation and nominative & governance committee receives an annual retainer of $5,000 while the chair of the audit committee receives an annual retainer of $10,000. Each director is reimbursed for expenses incurred in connection with his or her attendance at meetings of the Board of Directors and its committees. Additionally, the Vice Chair and Lead Independent Director of the Board of Directors receives an annual retainer of $75,000 and each other non-employee director receives an annual retainer of $25,000.

Stock Options

New non-employee members to the Board of Directors receive an option grant for 20,000 shares of common stock at an exercise price equal to the closing price of our common stock on The NASDAQ Stock Market on the date of joining the Board of Directors, as compensation for joining the Board of Directors, vesting over one year. In the fiscal year ended July 31, 2005, current non-employee directors received an annual option grant of 13,300 shares for their participation on the Board of Directors. Annual option grants vest after a two-year period and have an exercise price equal to the closing price of our stock on The NASDAQ Stock Market on the date of grant. The Vice-Chair and Lead Independent Director of the Board of Directors receives an annual option grant of 26,600 shares, consistent with the price and vesting of the other non-employee directors.

Compensation of Executive Officers

Summary Compensation Table

The following table sets forth compensation information for the fiscal years ended July 31, 2005, 2004 and 2003 with respect to each person who served as our Chief Executive Officer during the year ended July 31, 2005 and each of the four other most highly compensated executive officers who were serving as executive officers on July 31, 2005.

		Annual Compensation			Long Term Compensation Awards
					Securities
				Other Annual	Underlying	All Other
Name and Principal Position	Year	Salary(9)	Bonus(9)	Compensation	Options	Compensation
Steven H. Townsend	2005	$700,000	$665,000	$0	220,000	$25,919	(2)
Chair of the Board	2004	533,789	400,775	0	80,000	19,953	(2)
	2003	387,885	257,909	0	280,000	15,302	(2)
Richard Antonelli	2005	275,000	140,250	0	60,000	28,515	(2)
President of United Distribution	2004	232,789	211,554	0	50,000	14,846	(2)
	2003	182,923	100,000	0	90,000	17,450	(3)
Rick D. Puckett(1)	2005	250,000	118,750	0	60,000	30,422	(4)
Vice President, Chief Financial	2004	214,485	78,900	0	40,000	16,749	(5)
Officer and Treasurer	2003	115,445	75,000	0	30,000	4,900	(6)
Daniel V. Atwood	2005	225,000	106,875	0	35,000	29,958	(7)
Senior Vice President and	2004	186,411	69,231	0	40,000	20,504	(7)
Secretary	2003	170,000	85,150	0	30,000	7,692	(2)
Barclay Hope	2005	209,000	88,825	0	17,500	23,281	(8)
President of Albert’s Organics	2004	199,550	71,611	0	20,000	18,954	(8)

(1)          Mr. Puckett became Vice President, Chief Financial Officer, and Treasurer on January 1, 2003.

(2)          Represents the Company’s contributions to a 401(k) account, personal use of an automobile, fees for personal tax preparation and the fair market value of shares allocated to the named executive officer under the ESOP.

(3)          Represents the Company’s contributions to a 401(k) account, personal use of an automobile and the fair market value of shares allocated to the named executive officer under the ESOP.

(4)          Represents the Company’s contributions to a 401(k) account, an automobile allowance and the fair market value of shares allocated to the named executive officer under the ESOP.

(5)          Represents an automobile allowance and the fair market value of shares allocated to the named executive officer under the ESOP.

(6)          Represents an automobile allowance.

(7)   Represents contributions to a 401(k) account, an automobile allowance, fees for personal tax preparation and the fair market value of shares allocated to the named executive officer under the ESOP.

(8)          Represents health and medical insurance payments and the fair market value of shares allocated to the named executive officer under the ESOP.

(9)          Reflects compensation earned by the named executive officers in the fiscal years presented, including amounts deferred at the election of these officers pursuant to our Deferred Compensation Plan. See Deferred Compensation Plan.

Option Grants in Last Fiscal Year

The following table sets forth the grants of stock options to the named executive officers during the year ended July 31, 2005. The percentages in the table below are based on options to purchase 864,550 shares of common stock granted under our stock option plan in the year ended July 31, 2005 to our employees and directors. The exercise price per share of each option was equal to the fair market value of the common stock on the date of grant as determined by the Board of Directors. Potential realizable values are net of exercise price before taxes and are based on the assumption that our common stock appreciates at the annual rate shown, compounded annually, from the date of grant until the expiration of the ten-year term. These numbers are calculated based on the requirements of the Securities and Exchange Commission and do not reflect our estimate of future stock price growth. We did not grant any stock appreciation rights to named executive officers during the fiscal year ended July 31, 2005.

					Potential Realizable Value
	Number of	Percent of Total			at Assumed Annual Rates
	Securities	Options Granted			of Stock Price Appreciation
	Underlying	to Employees	Exercise Price	Expiration	for Option Term
Name	Options Granted	in Fiscal Year	Per Share	Date	5%	10%
Steven H. Townsend	220,000	25%	$28.14	12/01/2014	$3,893,361	$9,866,541
Richard Antonelli	60,000	7%	28.14	12/01/2014	1,061,826	2,690,875
Rick D. Puckett	60,000	7%	28.14	12/01/2014	1,061,826	2,690,875
Daniel V. Atwood	35,000	4%	28.14	12/01/2014	619,398	1,569,677
Barclay Hope	17,500	2%	28.14	12/01/2014	309,699	784,838

Fiscal Year-End Option Values

The following table summarizes information with respect to stock options owned by the named executive officers as of July 31, 2005, and with respect to stock options exercised by the named executive officers during the fiscal year ended July 31, 2005. The values of unexercised in-the-money options shown below have been calculated on the basis of $33.72 per share, the last reported sale price for our common stock on The NASDAQ National Market on July 29, 2005, multiplied by the number of shares underlying those options. No stock appreciation rights were exercised by named executive officers during the fiscal year ended July 31, 2005, and no stock appreciation rights were held by named executive officers at July 31, 2005.

			Number of Securities Underlying Unexercised		Value of Unexercised In-the-Money Options
	Shares Acquired	Value	Options at Fiscal Year End		at Fiscal Year End
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Steven H. Townsend	235,388	$4,318,831	236,556	225,000	$1,477,016	$4,425,700
Richard Antonelli	35,000	586,758	60,000	82,500	334,800	1,581,588
Rick D. Puckett	11,500	157,728	67,500	55,000	495,788	924,575
Daniel V. Atwood	34,434	850,378	99,500	57,500	1,552,440	1,048,500
Barclay Hope	15,000	238,145	17,500	30,000	97,650	549,275

Equity Compensation Plans

We have a policy that requires executives, directors and senior officers to hold shares of stock in the Company equal to fifty percent (50%) of their annual grant of stock options. We further require that these employees/directors hold their shares as long as they are employed/serve the Company. Timeframes to attain the appropriate holdings required are determined on an individual basis.

2004 Equity Incentive Plan

The 2004 Equity Incentive Plan was originally adopted by the Board of Directors in October 2004 and approved by stockholders in December 2004. Under the 2004 Equity Incentive Plan, 1,000,000 shares of common stock were authorized for issuance. As of July 31, 2005, 25,000 shares of restricted common stock have been granted, with 975,000 shares available for future awards.

2002 Stock Incentive Plan

The 2002 Stock Incentive Plan was originally adopted by the Board of Directors in October 2002 and approved by stockholders in December 2002. Under the 2002 Stock Incentive Plan, 2,800,000 shares of common stock were authorized for issuance. As of July 31, 2005, options for the purchase of 2,158,717 shares of common stock, net of any forfeitures, have been granted, with 641,283 shares available for future awards.

Amended and Restated 1996 Stock Option Plan

The 1996 Stock Option Plan was originally adopted by the Board of Directors and approved by stockholders in July 1996. An Amended and Restated 1996 Option Plan was approved by the stockholders of the Company in October 1996. Additional amendments to the Amended and Restated 1996 Stock Option Plan were approved by stockholders in December 1998 and December 2000.

Of the 5,000,000 shares of common stock authorized for issuance under Amended and Restated 1996 Option Plan, options for the purchase of 4,954,900 shares of common stock, net of any forfeitures, have been granted as of July 31, 2005, with 45,100 shares available for future awards.

Employee Stock Ownership Plan

The Employee Stock Ownership Plan was adopted by the Board of Directors and approved by stockholders in November 1988. This plan enabled us to acquire shares of our outstanding common stock for the benefit of eligible employees. We established the Employee Stock Ownership Trust to hold the acquired shares of our common stock. As discussed under “Certain Relationships and Related Transactions,” we originally acquired 4,400,000 shares of our outstanding common stock from certain stockholders in exchange for a promissory note, for which we guarantee payment. As this promissory note is repaid, the shares of common stock held by the trust are released in proportion to the amount of principal paid down on the promissory note. These released shares are allocated among the accounts of eligible employees. The shares of common stock in an employee’s account generally vest after five years of qualified employment or upon death or disability.

As of July 31, 2005, approximately 2,508,000 shares of common stock have been allocated or released for allocation to employees. Allocations are projected to continue at the rate of 176,000 shares of common stock per year.

Equity Compensation Table

The following table provides certain information with respect to equity awards under the 2004 Equity Incentive Plan, the 2002 Stock Incentive Plan, and the Amended and Restated 1996 Stock Option Plan as of July 31, 2005:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Plans approved by stockholders	3,943,649	$19.00	1,661,383
Plans not approved by stockholders	—	—	—
Total	3,943,649	$19.00	1,661,383

Deferred Compensation Plan

Our executive officers and directors are eligible to participate in the United Natural Foods Deferred Compensation Plan (“the Deferral Plan”). The Deferral Plan is administrated by the Compensation Committee.

The Deferral Plan was established to provide participants with the opportunity to defer the receipt of all or any portion of the compensation, including gains on restricted stock. Under the Deferral Plan, only the payment of the compensation earned by each such participant is deferred and there is no deferral of the expense in our financial statements related to the participants’ earnings. These earnings are expensed by the Company in the year in which they are earned by the participants.

Under the Deferral Plan, we credit each participant’s account with earnings each year on the deferred amounts. These amounts represent the amounts that would have been earned had the deferred amounts been invested in the fixed-rate investment option under the Deferral Plan. All funds in the Deferral Plan are invested in the fixed-rate investment option that provides for a return as set by the Compensation Committee.

Participants who terminate their employment with us due to retirement, disability or death will be paid their Deferral Plan balance in a lump sum or in installments over a pre-determined period of time. Participants who terminate their employment with us for any other reason will receive payment of their Deferral Plan balance in the form of a lump sum.

Report of the Compensation Committee on Executive Compensation

Overview and Philosophy

The Compensation Committee of the Board of Directors is responsible for making recommendations concerning salaries and incentive compensation for employees, including the Chief Executive Officer and other executive officers, and administering the 2004 Equity Incentive Plan, the 2002 Stock Incentive Plan and the Amended and Restated 1996 Stock Option Plan. The Compensation Committee consists entirely of independent, non-employee directors, within the meaning of Rule 16b-3 issued by the Securities and Exchange Commission, and “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code. The Compensation Committee currently consists of Mr. Barker, Chair of this committee, Ms. Graham and Messrs. Heffernan and Simone.

This report addresses our compensation policies for the fiscal year ended July 31, 2005 as they affected the Chief Executive Officer and the other executive officers. The objectives of our executive compensation program are to:

•        Attract and retain key executive officers critical to our long-term success;

•        Align the executive officers’ interests with the interests of stockholders;

•        Enhance the overall performance of United Natural Foods; and

•        Recognize and reward individual performance and responsibility.

Compensation Program

Our executive compensation program generally consists of base salary, cash incentive compensation and long-term incentive compensation in the form of stock options. Executive officers also participate in benefit programs that are generally available to our employees, including medical benefits, the Employee Stock Ownership Plan and the 401(k) retirement savings plan.

All compensation decisions are determined following a review of many factors that the we believe are relevant, including third-party data, our achievements over the past year, the individual’s contributions to our success, any significant changes in role or responsibility, and the internal equity of compensation relationships.

In general, we intend that the overall total compensation opportunities provided to the executive officers should reflect competitive compensation for executive officers with corresponding responsibilities in comparable firms providing similar products and services. To the extent determined to be appropriate, we also consider general economic conditions, our financial performance and individual merit in setting compensation policies for our executive officers.

We regularly assess, with the assistance of outside compensation consultants, the competitiveness of our total compensation program, including base salaries, annual cash incentives and long-term stock-based incentives. Data for external comparisons are drawn from a number of sources, including the publicly available disclosures of selected comparable firms with similar products and national compensation surveys of companies of similar size or industry.

For the fiscal year ended July 31, 2005, we reviewed the appropriate mix between salary and other forms of compensation and set annual compensation guidelines for our executive officers.

Base Compensation

Steven H. Townsend was promoted to Chairman of the Board of Directors in December 2003 and to Chief Executive Officer in January 2003. He has served as President since April 2001 and as Interim President of our Eastern Region since January 2004. Mr. Townsend’s base compensation was originally set at $500,000 annually pursuant to the terms of his employment agreement, as described below. Mr. Townsend’s annual base salary may be increased at this committee’s discretion based on its review of his performance and other material events. Mr. Townsend’s initial base salary level set forth in the employment agreement was the result of negotiations between Mr. Townsend and this committee, taking into consideration the need for an experienced and proven executive officer and Mr. Townsend’s experience and applicable expertise in our industry. Pursuant to the terms of Mr. Townsend’s employment agreement, and in recognition of our excellent business and financial performance, we increased his base salary effective August 1, 2004 to $700,000 annually, and his bonus to up to 100% of his base salary. Our objective is to establish his total compensation at the 75th percentile of similarly situated chief executive officers, subject to the fulfillment of certain performance criteria established and agreed upon by this committee.

Historically, we have reviewed the compensation levels paid to executive officers based on a study commissioned periodically by us of approximately 12 comparable companies. For fiscal 2004, compensation for other executive officers was set within the range of compensation for executive officers with comparable qualifications, experience and responsibilities at other companies in the same or similar businesses, based on the determination of management and approved by this committee. Base compensation was also determined in light of a particular individual’s contribution as a whole, including the ability to motivate others, develop the necessary skills to grow, recognize and pursue new business opportunities and initiate programs to enhance our growth and success. We approved base salary adjustments for the executive officers effective August 1, 2005.

Long-Term Incentives

Long-term incentives for executive officers and key employees are provided through individual stock ownership, the Employee Stock Ownership Plan, the 2004 Equity Incentive Plan, the 2002 Stock Incentive Plan and the Amended and Restated 1996 Stock Option Plan. The objectives of these plans are to align executive and stockholder long-term interests by creating a strong and direct link between executive compensation and stockholder return, and to enable executive officers to develop and maintain a significant, long-term stock ownership position in our common stock. Stock options are granted at an option price equal to the fair market value, or, in the case of owners of 10% or more of our common stock, 10% above the fair market value of our common stock on the date of grant and will only have value if our common stock price increases. In selecting executive officers eligible to receive option grants and determining the amount and frequency of such grants, we evaluate a variety of factors, including the following: (i) the job level of the executive officer; (ii) option grants awarded by competitors to executive officers at a comparable job level; and (iii) past, current and prospective service rendered, or to be rendered, by the executive officer.

Severance Agreements

We have entered into severance agreements with certain executive officers. The severance agreements provide for the payment of one year of base salary and certain medical benefits for a period of one year following termination of the executive officer for a reason other than cause, death or disability or a resignation by the executive officer for good reason (as each such term is defined in the agreement). In addition, in the event of a termination of the executive officer for a reason other than cause, death or disability or a resignation by the executive officer for good reason within one (1) year of a change in control (as such term is defined in the agreement), the executive officer shall be entitled to the severance payments and medical benefits provided in the previous sentence, the acceleration in full of the vesting of all options (as such term is defined in the agreement) and restricted stock grants made to the executive officer and the full vesting of the executive officer’s account under our Employee Stock Ownership Plan. In addition, the severance agreements include confidentiality, non-competition and intellectual property assignment provisions.

Limitations on Deductions

Section 162(m) of the Internal Revenue Code limits the deductibility of executive compensation paid to our Chief Executive Officer and the four other most highly compensated executive officers to $1,000,000 per year, but contains an exception for certain performance-based compensation. For the fiscal year ended July 31, 2005, grants of stock options under the 2002 Stock Incentive Plan and the Amended and Restated 1996 Stock Option Plan satisfy the requirements for deductible compensation. While our general policy is to preserve the deductibility of most compensation paid to executive officers, we authorize payments that may not be deductible if we believe they are in the best interests of United Natural Foods and its stockholders.

Gordon D. Barker, Chair
Gail A. Graham
James P. Heffernan
Thomas B. Simone

Compensation Committee Interlocks and Insider Participation

The current members of our Compensation Committee are Ms. Graham and Messrs. Barker, Heffernan and Simone. None of our executive officers have served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director of or member of our Compensation Committee.

Employment Agreements

We entered into an employment agreement with Steven H. Townsend that had an initial term expiring on December 31, 2005, unless terminated earlier in accordance with its terms. The agreement will be automatically extended for additional one-year periods unless either we or Mr. Townsend terminate the agreement upon 90 days prior written notice. The agreement provides for Mr. Townsend to receive a base salary of $500,000 (subsequently increased by the Compensation Committee to $535,000 in 2003 and $700,000 in 2004) and an incentive bonus, paid annually, in an amount equal to up to 50% of his base salary upon fulfillment of performance goals determined semi-annually by the Compensation Committee of the Board of Directors. The incentive bonus percentage was increased to up to 100% of his base salary for 2004 and subsequent years. Mr. Townsend will be entitled to receive his base salary and medical and insurance benefits (i) in the event Mr. Townsend’s employment is terminated by us without cause or by Mr. Townsend for “good reason,” for a period of two years, or (ii) if Mr. Townsend’s employment is terminated by reason of his death or disability, for a period of one year. In addition, all of Mr. Townsend’s unvested stock options will vest in full if his employment is terminated for one of the reasons set forth in the preceding sentence. If we consummate a change of control and Mr. Townsend resigns as a result thereof or his employment is terminated as a result thereof, Mr. Townsend will be entitled to receive his base salary, incentive bonus and medical and insurance benefits for a period of two years, and all of his unvested stock options will vest in full. Mr. Townsend has agreed to preserve all confidential and proprietary information relating to our business during the term of the agreement and for one year thereafter. In addition, Mr. Townsend has agreed to non-competition, non-solicitation and assignment of inventions provisions that are in effect during the term of the agreement and for one year thereafter.

Certain Relationships and Related Transactions

In connection with the establishment of the Employee Stock Ownership Plan in November 1988, certain stockholders, including Steven H. Townsend and Daniel V. Atwood, contributed an aggregate of 4,400,000 shares of our common stock to the Employee Stock Ownership Trust in exchange for a note (the “ESOT Note”) from the Employee Stock Ownership Trust in the original amount of $4,080,000, the largest amount of indebtedness outstanding under the ESOT Note. We guarantee payment by the Employee Stock Ownership Trust of the ESOT Note. The ESOT Note is payable in equal monthly installments of principal and interest from December 1988 to May 2015. Interest is charged on the ESOT Note at a rate of 10% per annum. The amount outstanding under the ESOT Note as of September 30, 2005 was $1,577,600.

Comparative Stock Performance

The graph below compares the cumulative total stockholder return on our common stock for the period from July 31, 2000 through July 31, 2005 with the cumulative total return on (i) an index of Food Service Distributors and Grocery Wholesalers and (ii) The NASDAQ Composite Index. The comparison assumes the investment of $100 on July 31, 2000 in our common stock and in each of the indices and, in each case, assumes reinvestment of all dividends. The index of Food Service Distributors and Grocery Wholesalers includes:

•        Performance Food Group Co.;

•        Nash-Finch Company;

•        SuperValu, Inc.; and

•        SYSCO Corporation.

	7/31/00	7/31/01	7/31/02	7/31/03	7/31/04	7/31/05
United Natural Foods, Inc.	$100	$156	$129	$215	$304	$473
NASDAQ Composite Index	$100	$54	$35	$46	$50	$58
Index of Food Distributors and Wholesalers	$100	$138	$137	$159	$181	$200

PROPOSAL 2—APPROVAL OF AMENDMENT TO THE RESTATED ARTICLES OF
ORGANIZATION

On September 19, 2005, our Board of Directors unanimously voted to recommend to the stockholders that our Amended and Restated Certificate of Incorporation be amended to increase the number of authorized shares of common stock from 50,000,000 shares to 100,000,000 shares.

Our authorized common stock currently consists of 50,000,000 shares, $0.01 par value per share, of which 41,422,785 shares were outstanding as of October 10, 2005 and approximately 4,207,508 shares were reserved for issuance pursuant to our stock option plans and equity incentive plan. Our Board of Directors believes that the authorization of additional shares of common stock is desirable to provide shares for issuance in connection with possible mergers and acquisitions, future financings, joint ventures, future stock dividends or other general corporate purposes. Moreover, our Board of Directors believes that the increase in the number of authorized shares of common stock will give us additional flexibility to maintain our stock price at a level acceptable to our Board through future stock splits and stock dividends without the expense of a special stockholder meeting or having to wait until the next annual meeting. The current number of authorized shares of common stock that are not outstanding or reserved is not sufficient to enable us to complete a material stock split or dividend. There is no existing plan, understanding or agreement for the issuance of any share of common stock with the exception of the shares of common stock available for issuance described above. If the amendment is adopted by our stockholders, our Board of Directors will have authority to issue shares of common stock without the necessity of further stockholder action.

The issuance of additional shares of common stock, while providing desired flexibility in connection with possible mergers and acquisitions, stock dividends and other corporate purposes, could have the effect of diluting the ownership of our current stockholders and could have the effect of making it more difficult for a third party to acquire, or discouraging a third party from attempting to acquire, control of the Company. We are not aware of any attempts on the part of a third party to effect a change of control of the company and the amendment has been proposed for the reasons stated above and not for any possible anti-takeover effects it may have.

In addition, holders of common stock do not have preemptive rights to subscribe to additional securities that we may issue in the future. This means that current stockholders do not have a prior right to purchase any new issue of common stock in order to maintain their proportionate ownership interest.

The Board of Directors believes that the ratification of this proposed amendment is in the best interests of United Natural Foods and its stockholders and recommends a vote FOR approval of the proposed amendment.

PROPOSAL 3—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors has selected KPMG LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2006, subject to ratification by stockholders at the annual meeting. Stockholder ratification of the selection of KPMG LLP as our independent registered public accounting firm is not required by law or otherwise. However, the Board of Directors is submitting the selection of KPMG LLP to stockholders for ratification as a matter of good corporate governance. If stockholders do not ratify the selection of KPMG LLP, the Board of Directors will reconsider the matter.

Representatives of KPMG LLP, which served as our independent registered public accounting firm for the fiscal year ended July 31, 2005, will be present at the annual meeting to respond to appropriate questions and to make such statements as they may desire.

(a)          Recommendation of the Board of Directors

The Board of Directors believes that the ratification of the selection of KPMG LLP is in the best interests of United Natural Foods and its stockholders and recommends a vote FOR such ratification.

(b)         Audit Committee Report

The Audit Committee of the Board of Directors is comprised solely of independent directors, as defined by applicable law, and it operates under a written charter adopted by the Board of Directors. The composition of the Audit Committee, the attributes of its members and its responsibilities, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis and in October 2003 revised its charter to reflect recent changes to the federal securities laws and rule changes adopted by The NASDAQ Stock Market. The Board has made a determination that the Audit Committee has at least one member, Mr. Cianciolo, the Chair of the Audit Committee, who qualifies as an “audit committee financial expert” within the meaning of Securities and Exchange Commission regulations, and that he has accounting and related financial management expertise within the meaning of the listing standards of The NASDAQ Stock Market. All committee members are financially literate.

The Audit Committee has prepared the following report on its activities with respect to the audited financial statements for the fiscal year ended July 31, 2005 (for purposes of this report, the “audited financial statements”). The following report of the audit committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other of United Natural Foods filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this report by reference in the specified filing.

As part of its specific duties, the Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors; reviews the financial information issued to shareholders and others, including a discussion of the quality, and not only the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of discussions in the financial statements; and monitors the systems of internal control and the audit process. Management has primary responsibility for the financial statements and the reporting process. KPMG LLP is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

The Audit Committee has met and held discussions with management and the independent auditors. In our discussions, management has represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee has reviewed and discussed the audited consolidated financial statements with management and KPMG LLP, our independent auditors. The Audit Committee meets with our internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

The Audit Committee held seven formal meetings in fiscal 2005. The Committee also holds quarterly pre-earnings release telephone conference calls. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

The Company’s independent auditors also provided to the Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the Audit Committee has considered and discussed with KPMG LLP the firm’s independence and the compatibility of the non-audit services provided by the firm with its independence.

Based on the Audit Committee’s review of the audited financial statements and the review and discussions noted above, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended July 31, 2005, for filing with the Securities and Exchange Commission. The Board has approved this recommendation.

Joseph M. Cianciolo, Chair
Gordon D. Barker
Gail A. Graham
James P. Heffernan

Fees Paid to KPMG LLP

In addition to retaining KPMG LLP to audit our financial statements for the fiscal year ended July 31, 2005, we engaged the firm from time to time during the year to perform other services. The following table sets forth the aggregate fees billed by KPMG LLP in connection with services rendered during the last three fiscal years.

Fee Category	Fiscal 2005	Fiscal 2004	Fiscal 2003
Audit Fees	$1,076,000	$318,000	$374,900
Audit-Related Fees	57,423	33,850	25,060
Tax Fees	11,225	13,365	270,422
All Other Fees	0	0	0

Audit Fees.   Consists of fees billed for professional services rendered in connection with the audit of our annual financial statements and for the review of the interim financial statements included in quarterly reports and services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements. Fees for audit services in fiscal 2005 also included fees related to the attestation of management’s assessment of internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002.

Audit-Related Fees.   Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.”  These services include employee benefit plan audits, accounting consultations in connection with acquisitions, attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.

Tax Fees.   Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal and state tax compliance, tax audit defense and mergers and acquisitions.

All Other Fees.   Consists of fees for products and services other than the services reported above. In fiscal 2005, 2004 and 2003, no services other than those reported above were provided by KPMG LLP.

The Audit Committee has considered whether the provision of the non-audit services described above by KPMG LLP is compatible with maintaining auditor independence and determined that KPMG LLP’s non-audit services did not compromise its independence as independent public auditor.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

In accordance with its charter, the Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by KPMG LLP. These services may include audit services, audit-related services, tax services and other related services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. KPMG LLP and management are required to periodically report to the Audit Committee regarding the extent of services provided by KPMG LLP in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. During the year ended July 31, 2005, all services provided by KPMG LLP were pre-approved by the Audit Committee in accordance with this policy.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and holders of more than 10% of our common stock (“Reporting Persons”) to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities. Based solely on our review of copies of reports filed by the Reporting Persons furnished to us, we believe that during the fiscal year ended July 31, 2005, the Reporting Persons complied with all Section 16(a) filing requirements, except for the following:

•       Ms. Graham failed to timely file a Form 4 related to her stock option exercises in September 2004 and July 2005.

Stockholder Proposals for the 2006 Annual Meeting of Stockholders

Any proposal that a stockholder wishes to be considered for inclusion in our proxy statement for the 2006 Annual Meeting of Stockholders must be submitted to our corporate secretary, Daniel V. Atwood, at 260 Lake Road, Dayville, Connecticut 06241, no later than the close of business on July 31, 2006. We strongly encourage stockholders interested in submitting a proposal to contact legal counsel with regard to the detailed requirements of applicable securities laws. Submitting a stockholder proposal does not guarantee that we will include it in our proxy statement.

If a stockholder wishes to present a proposal before the 2006 Annual Meeting of Stockholders, but does not wish to have the proposal considered for inclusion in our proxy statement, such stockholder must give written notice to our corporate secretary at the address noted above. Our corporate secretary must receive such notice not less than 60 days nor more than 90 days prior to the 2006 Annual Meeting of Stockholders, provided that in the event that less than 70 days’ notice or prior public disclosure of the date of the 2006 Annual Meeting of Stockholders is given or made, notice by the stockholder must be received not later than the close of business on the 10th day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first. The stockholder’s submission must include certain specified information concerning the proposal and the stockholder, including such stockholder’s ownership of our common stock. As we will not entertain any proposals at the annual meeting that do not meet these requirements, we strongly encourage stockholders to seek advice from legal counsel before submitting a proposal.

THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING IN PERSON OR BY MEANS OF THE WEBCAST. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION IS APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXY CARDS.

By Order of the Board of Directors,
Steven H. Townsend,
Chair of the Board
October 27, 2005

APPENDIX A
UNITED NATURAL FOODS, INC.
CHARTER OF THE COMPENSATION COMMITTEE

1. Purpose

The Compensation Committee’s (the “Committee”) basic responsibility is to review the performance and development of Company management in achieving corporate goals and objectives and to assure that senior executives of the Company are compensated effectively in a manner consistent with the strategy of the Company, competitive practice, and the requirements of the appropriate regulatory bodies. Toward that end, the Committee will oversee, review and administer all compensation, equity and employee benefit plans and programs.

2. Composition of the Committee

The Committee will consist of not less than two independent directors, each of whom will be both a “non-employee director” within the meaning of Rule 16b-3 issued by the Securities and Exchange Commission (“SEC”) and an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code, as amended. The members of the Committee shall serve for a three year term and each year, following the Company’s Annual Meeting, the Committee shall elect a Chair of the Committee, who may be the incumbent Chair or another member of the Committee. Each appointed Committee member may be removed by the Board of Directors (the “Board”) at any time.

3. Responsibilities and Duties

In carrying out its purpose, the Committee will have the following responsibilities and duties:

•       Review annually and approve the Company’s compensation strategy to ensure that employees of the Company are rewarded appropriately for their contributions to company growth and profitability.

•       Review annually and approve corporate goals and objectives relevant to executive compensation and evaluate performance in light of those goals.

•       Determine the appropriate levels of director compensation and an appropriate director compensation program, and make recommendations to the Board regarding the same.

•       Conduct an annual review of the performance of the Chief Executive Officer and oversee the annual reviews of the performance of other executive officers to ensure that they are consistent with the short-term and long-range goals of the Company.

•       Review annually and determine the individual elements of total compensation for the Chief Executive Officer and all other corporate officers, and communicate in the annual Board Compensation Committee Report to shareholders the factors and criteria on which the Chief Executive Officer and all other corporate officers’ compensation for the last year was based.

•       Approve all special perquisites, special cash payments and other special compensation and benefit arrangements for the Company’s executive officers.

•       Review matters related to management performance, compensation and succession planning for the CEO and senior executives and development for executive staff.

•       Review and approve compensation for non-employee members of the Board of Directors, including but not limited to the following elements: retainer, meeting fees, committee fees, committee chair fees, equity or stock compensation, benefits and perquisites.

•       With sole and exclusive authority, make and approve stock option grants, restricted share grants and other discretionary awards under the Company’s stock option or other equity incentive plans to all persons who are Board members or executive officers within the meaning Rule 16b-3 issued by the SEC.

•       Grant stock options, restricted shares and other discretionary awards under the Company’s stock option or other equity incentive plans to all other eligible individuals in the Company’s service. The Committee may delegate to one or more officers designated by the Committee the authority to make grants to eligible individuals (other than any such officer) who are not executive officers, provided that the Committee shall have fixed the price (or a formula for determining the price) and the vesting schedule for such grants, approved the form of documentation evidencing such grants, and determined the appropriate number of shares or the basis for determining such number of shares by position, compensation level or category of personnel. Any officer(s) to whom such authority is delegated shall regularly report to the Committee the grants so made. Any such delegation may be revoked at any time by the Committee.

•       Amend the provisions of the Company’s stock option or other equity incentive plans, to the extent authorized by the Board, and make recommendations to the Board with respect to incentive compensation and equity-based plans.

•       Approve for submission to the shareholders stock option or other equity incentive plans or amendments thereto.

•       Oversee and periodically review the operation of all of the Company’s employee benefit plans, including but not limited to the Section 401(k) Plan and the Employee Stock Ownership Plan. Responsibility for day-to-day administration, including the preparation and filing of all government reports and the preparation and delivery of all required employee materials and communications, will be performed by company personnel.

•       Ensure that the annual incentive compensation plan is administered in a manner consistent with the Company’s compensation strategy and the terms of such plan, including but not limited to the following: participation, target annual incentive awards, corporate financial goals, actual awards paid to executive officers and total funds reserved for payment under the plan.

•       Approve separation packages and severance benefits for executive officers to the extent that the packages are outside the ordinary plan limits.

•       Exercise, as necessary and appropriate, all of the authority of the Board of Directors with respect to the election of officers of the Company during the periods between the regular meetings of the Board.

•       Have full access to the Company’s executives and personnel as necessary to carry out its responsibilities.

•       Obtain such data or other resources as it deems necessary to perform its duties, including but not limited to obtaining external consultant reports or published salary surveys, and engaging independent compensation consultants and other professionals to assist in the design, formulation, analysis and implementation of compensation programs for the Company’s executive officers and other key employees.

•       Have responsibility for the review and approval of all reports and summaries of compensation policies and decisions as may be appropriate for operational purposes or as may be required under applicable law.

•       Perform any other activities consistent with this Charter, the Company’s Bylaws and governing law as the Committee or the Board deems necessary or appropriate.

•       Review the Committee Charter from time to time and recommend any changes to the Board.

•       Report to the Board of Directors on the major items covered at each Committee meeting.

Notwithstanding the foregoing, any action of the Committee, other than the grant of stock options or other discretionary awards under the Company’s stock option or other equity incentive plans, may be subject to Board review and may be revised, modified or rescinded by the Board.

4. Compensation Committee Meetings

The Committee will meet as often as necessary to carry out its responsibilities. Meetings may be called by the Chairman of the Committee and/or by the management of the Company. Minutes of each meeting will be duly filed in the Company records. Reports of meetings of the Committee will be made to the Board of Directors at its next regularly scheduled meeting following the Committee meeting accompanied by any recommendations to the Board of Directors approved by the Committee.

The Committee will also meet as and when necessary to act upon any other matters within its jurisdiction under this Charter. A majority of the total number of members of the Compensation Committee will constitute a quorum at all Committee meetings. A majority of the members of the Compensation Committee acting will be empowered to act on behalf of the Committee. Minutes will be kept of each meeting of the Committee.

UNITED NATURAL FOODS, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS — December 8, 2005

Those signing on the reverse side, revoking any prior proxies, hereby appoint(s) Rick D. Puckett and Daniel V. Atwood, or each of them, with full power of substitution, as proxies for those signing on the reverse side to attend the Annual Meeting of Stockholders of United Natural Foods, Inc. to be held at the Corporation’s offices located at the Providence Marriott Downtown at 1 Orms Street, Providence, RI 02904, at 11:00 a.m. (local time) on December 8, 2005, and at any adjournments or postponements thereof, and there to vote and act as indicated upon all matters referred to on the reverse side and described in the Proxy Statement for the Annual Meeting, and, in their discretion, upon any other matters which may properly come before the Annual Meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO OTHER INDICATION IS MADE, THE PROXIES SHALL VOTE “FOR” THE PROPOSALS.

PLEASE VOTE, DATE AND SIGN ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Please sign this proxy exactly as your name appears hereon.  Joint owners should each sign personally.  Trustees and other fiduciaries should indicate the capacity in which they sign.  If a corporation or partnership, the signature should be that of an authorized officer who should state his or her title.

(Continued on reverse side)

☒ PLEASE MARK VOTE AS IN THIS EXAMPLE

1.               To elect the following Class II Directors for the ensuing three years:

Class III Nominees:                                                                 Michael S. Funk and James P. Heffernan

☐ FOR all nominees	☐ WITHHELD from all nominees

FOR, except vote withheld from the following nominees:

2.               To approve an amendment to the Corporation’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 50,000,000 shares to 100,000,000 shares.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.               To ratify the selection of KPMG LLP as the Corporation’s independent public auditors for fiscal year 2006.

☐ FOR	☐ AGAINST	☐ ABSTAIN

                        A vote FOR proposals 1, 2 and 3 is recommended by the Board of Directors of United Natural Foods, Inc.

                        IN THEIR DISCRETION THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

Stockholder sign here

Co-owner sign here

Date: